UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 31, 2007 (January 31, 2007)
TRICO MARINE SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-28316 (Commission File Number)	72-1252405 (IRS Employer Identification No.)

2401 Fountainview, Suite 920, Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
(713) 780-9926
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
EARNINGS GUIDANCE FOR FOURTH QUARTER
     Trico Marine Services, Inc. (the “Company”) expects charter hire revenues for the three-month period ended December 31, 2006 to be in the range of $65.0 million to $66.0 million. Operating income for the same period is likely to be in the range of $22.0 million to $24.0 million.
     For the Company’s Gulf class vessels, day rates in the fourth quarter averaged $10,580 with utilization of approximately 66% based on total number of vessels, and approximately 82% based on actively marketed vessels. Average day rates for the first quarter through January 28, 2007 are in excess of $9,700 with utilization of approximately 71% based on total number of vessels, and approximately 85% based on actively marketed vessels. Of the Company’s 180 foot vessels in the Gulf of Mexico, 95% are contracted at day rates of $9,000 or greater.
     For the Company’s North Sea class vessels, day rates in the fourth quarter averaged $24,375 with utilization of approximately 96%. Average day rates for the first quarter through January 28, 2007 are in excess of $22,800 with utilization of approximately 97%.
     North Sea Class Contract Coverage — 2007 and 2008
     Additionally, as of January 22, 2007, 65% of the total available days for the Company’s North Sea class large anchor handling, towing and supply (“AHTS”) vessels are under contract, without options to extend, for the first quarter of 2007 (and another 6% with options), 24% for the second quarter of 2007 (another 22% with options), 17% for the third quarter of 2007 (another 17% with options) and 9% for the fourth quarter of 2007 (another 24% with options). In 2008, 33%, 24%, 17% and 17% of the total available days for the Company’s North Sea class AHTS vessels are under contract, with options to extend, for the four quarters respectively. Also as of January 22, 2007, 84% of the total available days for the Company’s North Sea class platform supply vessels (“PSVs”) are under contract, without options to extend, for the first quarter of 2007 (another 10% with options), 74% for the second quarter of 2007 (another 6% with options), 70% for the third quarter of 2007 (another 10% with options) and 52% for the fourth quarter of 2007 (another 28% with options). In 2008, 31% of the total available days for the Company’s North Sea class PSVs are under contract, without options to extend, for the first quarter (another 40% with options), 28% for the second quarter (another 35% with options), 20% for the third quarter (another 40% with options) and 20% for the fourth quarter (another 29% with options).
Item 8.01 Other Events.
     On January 31, 2007, the Company issued a press release pursuant to Rule 135c of the Securities Act of 1933 to announce the sale of $125,000,000 aggregate principal amount of its

     Senior Convertible Debentures due 2027 (the “Debentures”) to the initial purchasers of the Debentures. The Debentures will be resold to qualified institutional buyers pursuant to Rule 144A of the Securities Act of 1933, as amended (the “Act”). The Company also has granted the initial purchasers a 30-day option to purchase up to an additional $25,000,000 aggregate principal amount of the Debentures. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.
99.1	Press Release dated January 31, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRICO MARINE SERVICES, INC.
By:	/s/ Rishi Varma
Rishi Varma
General Counsel, Secretary and Director of Corporate Governance

Dated: January 31, 2007

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated January 31, 2007